Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(103,981,273)
Realized Trading Gain (Loss) on Swaps	(58,928,157)
Unrealized Gain (Loss) on Market Value of Futures	(10,895,725)
Unrealized Gain (Loss) on Market Value of Swaps	(10,865,343)
Dividend Income	9,651
Interest Income	12,744
ETF Transaction Fees	7,000
Total Income (Loss)	$(184,641,103)

Expenses
Investment Advisory Fee	$620,692
Brokerage Commissions	380,561
Tax Reporting Fees	148,080
NYMEX License Fee	16,155
Legal Fees	15,789
Audit Fees	13,151
SEC & FINRA Registration Expense	9,300
Prepaid Insurance Expense	7,846
Non-interested Directors' Fees and Expenses	4,679
Total Expenses	$1,216,253
Net Income (Loss)	$(185,857,356)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$1,373,749,669
Additions (20,000,000 Units)	159,776,468
Withdrawals (8,500,000 Units)	(67,908,888)
Net Income (Loss)	(185,857,356)

Net Asset Value End of Month	$1,279,759,893
Net Asset Value Per Unit (163,697,828 Units)	$7.82

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502